UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019 (July 8, 2019)

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2019, Messrs. William Kwok Keung Tsui, Joseph Levinson and John Levy tendered their resignations as directors and members of the various committees of the board of directors of Takung Art Co., Ltd (the “Company”) with immediate effect. Their decision to resign was not due to any disagreement with the Company.

Also on July 8, 2019, the board of directors of the Company appointed Mr. Jiangping Xiao (Gary) and Ms. Li Lv as new directors of the Company.

Jiangping Xiao, 40, is currently the Controller of the Mandarich Law Group, a law firm. Prior to that, he was the Chief Financial Officer of Professional Diversity Network, Inc. from March 2017 through to March 2019. He was the Corporate Controller of United Tactical Systems, a private-equity owned non-lethal weapon and projectile manufacturer, from April 2016 until March 7, 2017. Prior to that, from June 2013 to April 2016, Mr. Xiao served as Controller of Petstages, a pet toy company. Earlier in his career, Mr. Xiao served as the Controller of the Operations Management Group of The Jordan Company, a private equity firm, from August of 2008 to May of 2013, and as a Senior Finance Associate, Financial Planning and Analysis of United Airlines from June 2006 to August of 2008. Mr. Xiao obtained a Master of Business Administration from the Ross School of Business Management at the University of Michigan in 2006 and a B.A. in Accounting from Tsinghua University in Beijing, China in 2000.

Li Lv, 46, Mrs. Lv is a corporate management expert with 12 years of financial, accounting and business experience. From August 2010 to December 2018, she served as a General Manager of Hua Xia Investment, a PRC Investment consultancy firm. From April 2006 to May 2010, she served as an Assistant Branch Manager in Rural Commercial Bank. Ms. Lv graduated from the Hebei University of Technology as a Bachelor of Engineering Cost in 2005.

In connection with their appointments as directors to the Company, Mr. Xiao and Ms. Lv will receive an annual compensation of $20,000 and $10,000 in cash, respectively, payable quarterly in advance and be reimbursed for reasonable expenses incurred in the performance of their duties.

There are no understandings or arrangements between Mr. Xiao and Ms. Lv and any other person pursuant to which they were appointed as directors. There is no family relationship between Mr. Xiao and Ms. Lv with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Except for the above disclosure, in the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the Mr. Xiao and Ms. Lv had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

On July 8, 2019, the board of directors of the Company resolved to re-constitute the Audit Committee, Compensation Committee and Governance and Nominating Committee to comprise the following:

Audit Committee

Jiangping Xiao (Gary) (Chair)

Xiaoyu Zhang

Li Lv

Compensation Committee

Xiaoyu Zhang (Chair)

Jiangping Xiao (Gary)

Li Lv

Governance and Nominating Committee

Li Lv (Chair)

Jiangping Xiao (Gary)

Xiaoyu Zhang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: July 9, 2019

/s/ Chun Hin Leslie Chow
Name: Chun Hin Leslie Chow
Title: Chief Executive Officer